UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 17, 2014, National Mentor Holdings, Inc. (“NMHI”) issued a conditional notice of partial redemption to holders of its 12.50% Senior Notes due 2018 (the “Notes”) declaring that NMHI will redeem $162 million in aggregate principal amount of the Notes on October 17, 2014 (the “Partial Redemption Date”). The redemption price of the Notes is 106.250% of the principal amount redeemed, plus accrued and unpaid interest to, but not including, the Partial Redemption Date (the “Partial Redemption Price”), in accordance with the provisions of the indenture governing the Notes. The notice of partial redemption was conditioned upon (A) the completion of the initial public offering (the “IPO”) of NMHI’s indirect parent company, Civitas Solutions, Inc. (“Civitas”), and (B) the receipt of net proceeds from the IPO in an amount at least equal to the aggregate Partial Redemption Price of the Notes (collectively, the “Financing Condition”). The IPO closed on September 22, 2014. The closing of the IPO satisfied the Financing Condition, and, as a result, $162 million of the Notes became irrevocably due and payable on October 17, 2014.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Grants of Restricted Stock Units and Options

On September 16, 2014, in connection with the pricing of the IPO, Civitas granted time-vesting restricted stock units and stock options under the Civitas Solutions, Inc. 2014 Omnibus Incentive Plan (the “2014 Incentive Plan”) to each of NMHI’s named executive officers in the following amounts:

Name	Restricted Stock Units	Stock Options
Edward M. Murphy	22,059	48,911
Bruce F. Nardella	63,419	140,619
Denis M. Holler	12,408	27,512
David M. Petersen	10,588	23,477
Linda De Renzo	9,430	20,909
Kathleen P. Federico	9,265	20,543

The restricted stock units vest in three equal annual installments, with the first vesting date on September 16, 2015. The stock options have an exercise price of $17.00 per share and vest in three equal annual installments, with the first vesting date on September 16, 2015. If the named executive officer’s employment terminates due to death or disability, the individual shall be entitled to pro rata vesting of his or her unvested restricted restricted stock units and unvested stock options for the portion of the year for which the individual served. If a change in control of the Company occurs, and the named executive officer is terminated other than for cause and other than due to death or disability within six months before or 24 months following after such change in control, all of the individual’s unvested restricted stock unit and stock option awards will become fully vested.

The foregoing is only a summary of the material terms of the restricted stock unit and stock option agreements, and is qualified in its entirety by reference to the forms of restricted stock unit and stock option agreements, which are incorporated by reference as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Employment Agreements

On September 22, 2014, in connection with the IPO, Civitas entered into amended employment agreements with Messrs. Murphy and Nardella, effective September 17, 2014. The amended employment agreements retain the terms of their existing employment agreements, except that the amended employment agreements provide that (i) if Mr. Murphy or Mr. Nardella is terminated due to death or disability, he will be entitled to accelerated vesting of a pro rata portion of his unvested time-based equity awards under the 2014 Incentive Plan and accelerated vesting of all of his unvested Class F Common Units and Class H Common Units, (ii) if Mr. Murphy or Mr. Nardella is terminated (other than for cause and other than due to death or disability) within six months prior to or 24 months following a change in control, he will be entitled to accelerated vesting of all of his unvested time-based equity awards under the 2014 Incentive Plan and accelerated vesting of all of his unvested Class F Common Units and Class H Common Units. The payment of severance benefits will be conditioned upon the execution and non-revocation of a release. The amended employment agreements revise the definition of the scope of the business for purposes of the noncompetition and nonsolicitation provisions set forth therein. In addition, Mr. Nardella’s base salary was increased from $500,000 per year to $575,000 per year.

On or about September 22, 2014, in connection with the IPO, Civitas entered into new employment agreements with each of its executive officers who currently has a severance agreement (including Messrs. Holler and Petersen and Ms. De Renzo and Ms. Federico, who are named executive officers), effective September 17, 2014, which supersede their existing severance agreements. The employment agreements address the terms not covered by the existing severance agreements, including (i) making explicit that the agreement has a term of one year with automatic renewals unless terminated in accordance with the agreement, (ii) specifying the individual’s position, duties, annual base salary and target bonus and (iii) providing for customary business expense reimbursement. The employment agreements for these executive officers provide that if the executive officer is terminated without “cause” or resigns for “good reason,” he or she will be, subject to execution and non-revocation of a release, entitled to (i) continued payment of his or her base salary for one year, (ii) payment of an amount equal to his or her target bonus, (iii) payment of a pro rata bonus for the year in which such termination occurs if termination occurs within the second half of the year and (iv) a monthly payment of $2,000 for 24 months. If the executive officer is terminated due to death or disability, he or she will be entitled to (i) payment of a pro rata bonus for the year in which such termination occurs and (ii) accelerated vesting of a pro rata portion of his or her unvested time-based equity awards and accelerated vesting of his or her unvested Class F Common Units and Class H Common Units. If the executive officer is terminated (other than for cause and other than due to death or disability) within six months prior to or 24 months following a change in control, he or she will be entitled to (i) the same severance payments as provided for in the event of a termination without “cause” or for “good reason,” except that the payment of his or her base salary will continue for 18 months instead of 12 months following such termination and (ii) accelerated vesting of all of his or her unvested time-based equity awards under the 2014 Incentive Plan and accelerated vesting of all of his or her unvested Class F Common Units and Class H Common Units. The new employment agreements update the description of the scope of the business for purposes of the noncompetition and nonsolicitation provisions set forth therein. In addition, Mr. Holler’s base salary was increased from $335,000 per year to $375,000 per year.

The foregoing is only a summary of the material terms of the employment agreements, and is qualified in its entirety by reference to the amended and restated employment agreement with Mr. Nardella and the third amended and restated employment agreement with Mr. Murphy, which are incorporated by reference as Exhibit 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference, and to the form of employment agreement with each of the other executive officers, which is incorporated by reference as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Class H Common Units Management Unit Subscription Agreement

On September 22, 2014, in connection with the closing of the IPO, NMH Investment entered into amendments to the Management Unit Subscription Agreements governing the Class H Common Units (the “MUSA Amendment”) with each of the holders of Class H Common Units, including NMHI’s named executive officers. Pursuant to the MUSA Amendment, the Class H Common Units will vest upon the earlier to occur of a sale of Civitas and the achievement of a multiple of investment return threshold by Vestar and its affiliates. Once vested, the holders of Class H Common Units are entitled to receive between 0.0% and 5.0% of the common equity value distributed by NMH Investments to its unitholders depending upon the multiple of investment achieved by Vestar and its affiliates.

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The foregoing is only a summary of the material terms of the MUSA Amendment, and is qualified in its entirety by reference to the form of MUSA Amendment, which is incorporated by reference as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

On or about September 17, 2014, Civitas entered into amended indemnification agreements with NMHI’s directors and executive officers in connection with the closing of the IPO. Under the indemnification agreement, directors and executive officers are indemnified against certain expenses, judgments and other losses resulting from involvement in legal proceedings arising from service as a director or executive officer. Civitas will advance expenses incurred by directors or executive officers in defending against such proceedings, and indemnification is generally not available for proceedings brought by an indemnified person (other than to enforce his or her rights under the indemnification agreement). If an indemnified person elects or is required to pay all or any portion of any judgment or settlement for which Civitas is jointly liable, Civitas will contribute to the expenses, judgments, fines and amounts paid in settlement incurred by the indemnified person in proportion to the relative benefits received by Civitas (and its officers, directors and employees other than the indemnified person) and the indemnified person, as may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of NMHI (and its officers, directors and employees other than the indemnified person) and the indemnified person in connection with the events that resulted in such losses, as well as any other equitable considerations which the law may require to be considered. NMHI is a guarantor of Civitas’ obligations under this agreement.

The foregoing is only a summary of the material terms of the amended indemnification agreements, and is qualified in its entirety by reference to the form of indemnification agreement, which is incorporated by reference as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Agreement under the Civitas Solutions, Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.33 to Civitas Solutions, Inc.’s Amendment No. 4 to the Registration Statement filed with the SEC on September 3, 2014).

10.2	Form of Nonqualified Stock Option Agreement under the Civitas Solutions, Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.34 to Civitas Solutions, Inc.’s Amendment No. 4 to the Registration Statement filed with the SEC on September 3, 2014).

10.3	Amended and Restated Employment Agreement by and between Bruce F. Nardella and Civitas Solutions, Inc. (incorporated by reference to Exhibit 10.5 to Civitas Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2014).

10.4	Third Amended and Restated Employment Agreement by and between Edward M. Murphy and Civitas Solutions, Inc. (incorporated by reference to Exhibit 10.6 to Civitas Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2014).

10.5	Form of Employment Agreement (other executive officers) (incorporated by reference to Exhibit 10.7 to Civitas Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2014).

10.6	Amendment to Management Unit Subscription Agreement (Class H Common Units) (incorporated by reference to Exhibit 10.29 to Civitas Solutions, Inc.’s Amendment No. 4 to the Registration Statement filed with the SEC on September 3, 2014).

10.7	Form of Amended and Restated Indemnification Agreement (for directors and executive officers) (incorporated by reference to Exhibit 10.19 of Civitas Solutions, Inc.’s Amendment No. 3 to the Registration Statement filed with the SEC on August 27, 2014)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

/s/ Denis M. Holler
Date: September 22, 2014	Name:	Denis M. Holler
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Agreement under the Civitas Solutions, Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.33 to Civitas Solutions, Inc.’s Amendment No. 4 to the Registration Statement filed with the SEC on September 3, 2014).

10.2	Form of Nonqualified Stock Option Agreement under the Civitas Solutions, Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.34 to Civitas Solutions, Inc.’s Amendment No. 4 to the Registration Statement filed with the SEC on September 3, 2014).

10.3	Amended and Restated Employment Agreement by and between Bruce F. Nardella and Civitas Solutions, Inc. (incorporated by reference to Exhibit 10.5 to Civitas Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2014).

10.4	Third Amended and Restated Employment Agreement by and between Edward M. Murphy and Civitas Solutions, Inc. (incorporated by reference to Exhibit 10.6 to Civitas Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2014).

10.5	Form of Employment Agreement (other executive officers) (incorporated by reference to Exhibit 10.7 to Civitas Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2014.

10.6	Amendment to Management Unit Subscription Agreement (Class H Common Units) (incorporated by reference to Exhibit 10.29 to Civitas Solutions, Inc.’s Amendment No. 4 to the Registration Statement filed with the SEC on September 3, 2014).

10.7	Form of Amended and Restated Indemnification Agreement (for directors and executive officers) (incorporated by reference to Exhibit 10.19 of Civitas Solutions, Inc.’s Amendment No. 3 to the Registration Statement filed with the SEC on August 27, 2014)